UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 22, 2021
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02 Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2021, Atlas Financial Holdings, Inc. (the “Company”) granted an aggregate of 1,016,000 options (“Options”) with an exercise price of $0.49 per common share of the Company to directors and managers, including each of Scott Wollney, Paul Romano and Joseph Shugrue, the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, respectively (each such individual, a “Named Executive”). This exercise price is the average of the high bid and low asked prices on the date of the grant quoted on the OTC Bulletin Board Service.

The individual Option grant for each Named Executive is as follows:

Executive	Option Grant Amount
Mr. Wollney	175,000 Shares
Mr. Romano	115,000 Shares
Mr. Shugrue	100,000 Shares

In addition to the named officers, an aggregate of 255,000 Options were granted to independent directors and an aggregate of 371,000 Options were granted to management employees other than the Named Executives above. The Options granted to management shall vest in three equal installments, with each installment vesting on the 1st, 2nd and 3rd anniversary of the date of the grant. The Options granted to independent directors vested immediately upon the date of the grant. The Options will expire on the 7th anniversary of the date of the grant. In the event of a change of control of the Company, or should a director or employee’s service with the Company be terminated other than for cause or voluntary resignation, any unvested Options will immediately vest.

All grants are made pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”) as previously approved by shareholders, and the description set forth herein is qualified in its entirety by the terms of such Plan.

Item 8.01 Other Events.

The Board of Directors of Atlas Financial Holdings, Inc. (the “Company”) has determined to hold the Company’s annual general meeting of shareholders (the “Annual Meeting”) on Monday, July 12, 2021 at a time and place to be specified in the Company’s proxy materials for the Annual Meeting.

Because the scheduled date of the Annual Meeting is more than 30 days after the anniversary date of the Company’s 2018 annual general meeting of shareholders, prior deadlines regarding the submission of shareholder proposals in connection with the Annual Meeting are no longer applicable. Pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is providing notice of certain revised deadlines for the submission of shareholder proposals in connection with the Annual Meeting. In order for a shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting, such proposal must be received by the Company by May 3, 2021. The Company has determined this to be a reasonable time prior to the printing and mailing of our definitive proxy statement for the Annual Meeting. In addition, in order for a shareholder proposal made other than pursuant to Rule 14a-8 to be considered timely, such proposal must also be received by the Company by May 3, 2021. Shareholders should submit proposals to the Company’s executive offices, 953 American Lane, 3rd Floor, Schaumburg, Illinois 60173, Attention: Scott Wollney. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By:	/s/ Paul A. Romano
Name:	Paul A. Romano
Title:	Vice President and Chief Financial Officer
April 26, 2021